FOURTH AMENDMENT TO 8% CONVERTIBLE DEBENTURE:

This Fourth Amendment to the 8% Convertible Debenture, dated September 27, 2017, as amended by the First Amendment to the 8% Convertible Debenture, dated September 9, 2018, Second Amendment dated November 6, 2019, and  Third Amendment dated November 15, 2020,  made by Qrons Inc. for the benefit of CubeSquare LLC in the amount of $15,000 (the “Debenture”) hereby amends the Debenture as follows:

The maturity date of the Debenture is hereby amended to September 27, 2022.

Except as amended hereby all of the terms and conditions of the Debenture shall remain in full force and effect.

Dated this 7th day of October 2021

Qrons Inc.

By: /s/Jonah Meer
Chief Executive Officer

ACKNOWLEDGED AND AGREED:

CubeSquare LLC

By: /s/Jonah Meer
Managing Member